Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Korn/Ferry International, a Delaware corporation (the “Company”), hereby certifies that, to his best knowledge:

(a) the Quarterly Report on Form 10-Q for the quarter ended October 31, 2004 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 10, 2004

By:	/s/ PAUL C. REILLY
Name:	Paul C. Reilly
Title:	Chairman and Chief Executive Officer

By:	/s/ GARY D. BURNISON
Name:	Gary D. Burnison
Title:	Chief Operating Officer,
Chief Financial Officer and
Executive Vice President